AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 20, 1999
                         REGISTRATION STATEMENT NO. 333-___
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
             _________________________________________________
                                 Form S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
             ________________________________________________
                         NATIONAL FUEL GAS COMPANY
          (Exact name of Registrant as specified in its charter)
                     _________________________________
     New Jersey                                         13-1086010
(State or other jurisdiction of                      (I.R.S. Employer
Incorporation or organization)                    Identification Number)
                            10 Lafayette Square
                          Buffalo, New York 14203
                              (716) 857-7786
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________________
                            PHILIP C. ACKERMAN
                                 President
                             JAMES R. PETERSON
                           Assistant Secretary
                         NATIONAL FUEL GAS COMPANY
                            10 Lafayette Square
                          Buffalo, New York 14203
                              (716) 857-7702
 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                       ____________________________
It is respectfully requested that the Commission send copies of all orders, notices and communications to:

PAUL K. WUSTRACK, JR., Esq.
PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
3400 HSBC Center
Buffalo, New York  14203
___________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                       ____________________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                      CALCULATION OF REGISTRATION FEE


Title of                            Proposed      Proposed
each class                          maximum       maximum
of securities    Amount             offering      aggregate    Amount of
to be            to be              price per     offering     registration
registered       registered         unit (3)      price (3)    fee (4)
_____________    __________         _________     __________   ____________
Common Stock,
$1.00
par value     1,000,000 shares (1)   46.50        $46,500,000   $12,927

Common Stock
Purchase
Rights        1,000,000 rights (2)        _             _             _


(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Since no separate consideration is paid for the Common Stock Purchase Rights ("Rights"), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(3) This estimate is based on the average of the high and low sales prices on the New York Stock Exchange of the Common Stock of National Fuel Gas Company on August 17, 1999, pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and is made solely for the purposes of determining the registration fee.

(4) This registration statement, pursuant to Rule 429, relates to 882,673 shares of Common Stock previously registered, for which $11,555 in registration fees have been previously paid in connection with such registration.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===========================================================================

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein also relates to securities registered under Registration Statement No. 333-51769.

National Fuel Gas Company
Direct Stock Purchase and
Dividend Reinvestment Plan

[GRAPHIC]

Prospectus
___________, 1999

National Fuel [LOGO]

                        TABLE OF CONTENTS


National Fuel Gas Company Direct Stock Purchase
     and Dividend Reinvestment Plan..........................  3
National Fuel Gas Company....................................  3
The Plan:
     Summary of the Plan.....................................  4
     Administrator of the Plan...............................  5
     Inquiries: National Fuel Shareholder Services...........  5
     Enrollment..............................................  6
     Investment Options:
     Dividend Reinvestment...................................  7
     Deposit Cash Dividends Electronically...................  8
     Optional Cash Investments...............................  8
     Purchase of Shares for the Plan.........................  9
     Sale of Shares for the Plan............................. 10
     Safekeeping of Your Stock Certificates
          In Book Entry Form................................. 11
     Gifts or Transfers of Shares............................ 12
     Issuance of Certificates................................ 12
     Plan Service Fees....................................... 13
     Tracking Your Investments............................... 14
     U.S. Federal Income Tax Information..................... 14
Miscellaneous:
     Available Information/Incorporation of
          Documents by Reference............................. 16
     Stock Splits, Stock Dividends and
          Other Distributions................................ 17
     Voting of Proxies....................................... 17
     Responsibility of Administrator and
          National Fuel Gas Company.......................... 17
     Legal Matters........................................... 18
     Plan Modification or Termination........................ 18
     Change of Eligibility; Termination...................... 18
     Foreign Participation................................... 19
     Experts................................................. 19

     Neither the Securities and Exchange Commission nor any state securities regulators have determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

NATIONAL FUEL GAS COMPANY DIRECT STOCK PURCHASE AND DIVIDEND
REINVESTMENT PLAN

     This Prospectus describes the National Fuel Gas Company
Direct Stock Purchase and Dividend Reinvestment Plan (the Plan) effective ___________, 1999. The Plan promotes long-term ownership in National Fuel Gas Company (National Fuel or the
Company) by offering:

     * A simple, cost-effective method for purchasing shares of National Fuel common stock directly from the Company.

     * A way to increase your holdings in National Fuel by reinvesting your cash dividends.

     * The opportunity to purchase additional shares by making optional cash investments.

     You do not have to be a current shareholder of National Fuel to participate in the Plan. You can purchase your first shares of National Fuel stock through the Plan by making an initial investment of $1,000 or more, which includes an enrollment fee of $10 plus a trading fee which is currently $0.12 per share. If you currently participate in either National Fuel's Dividend Reinvestment and Stock Purchase Plan or its Customer Stock Purchase Plan, you are automatically a participant in the Plan.


NATIONAL FUEL GAS COMPANY

     National Fuel is a vertically integrated natural gas operation which has five major business segments: a utility segment, a pipeline and storage segment, an exploration and production segment, a nonregulated segment and an international segment. In other words, the Company produces, transports and sells natural gas. The Company was incorporated in New Jersey in 1902. Whenever this Prospectus refers to "shares" or "stock," it means the Company's common stock. The Company's principal executive offices are located at 10 Lafayette Square, Buffalo, New York 14203, and its telephone number is (716) 857-7000.

SUMMARY OF THE PLAN

ENROLLMENT: New shareholders can join by making an initial investment of at least $1,000, which includes an enrollment fee of $10 plus a trading fee which is currently $0.12 per share. Shareholders enrolled in the Company's current Dividend Reinvestment and Stock Purchase Plan or its Customer Stock Purchase Plan are automatically enrolled in the new Plan. No action is required for current participants. Other existing National Fuel shareholders can participate by submitting a completed Enrollment Form. If your shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name. The $10 enrollment fee does not apply to existing shareholders joining the Plan.

REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends toward the purchase of additional shares of National Fuel stock without paying trading fees. In the alternative, you can have dividends paid to you by check mailed to your address, or by automatic deposit to your bank account.

OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of National Fuel stock without paying any fees. You can invest a minimum of $100 at any one time, up to $120,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account.

FULL INVESTMENT: Full investment of your dividends is possible because the Company will credit your account with both whole and fractional shares. National Fuel pays dividends on both whole shares and fractional shares.

SAFEKEEPING OF CERTIFICATES: You can deposit your National Fuel stock certificates with the Administrator for safekeeping at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request.

GIFTS OR TRANSFERS OF SHARES:  You can give or transfer your
National Fuel shares to others.

SELL SHARES CONVENIENTLY: You can sell National Fuel stock out of your Plan account.

TRACKING YOUR INVESTMENT: You will receive a statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account.


ADMINISTRATOR OF THE PLAN

     National Fuel has designated The Chase Manhattan Bank to administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

     The Administrator may be contacted at National Fuel
Shareholder Services as detailed below.


INQUIRIES: NATIONAL FUEL SHAREHOLDER SERVICES

     For information about the National Fuel Direct Stock
Purchase and Dividend Reinvestment Plan:

     Call National Fuel
     Shareholder Services:    (800) 648-8166

     Outside the United States
     call collect:            (201) 329-8660

     Internet: www.chasemellon.com
     E-mail:   shrrelations@chasemellon.com

Written requests and notices should be mailed as follows:

     Send correspondence and all requests except Optional Cash
     Investments to:

     National Fuel Shareholder Services
     P.O. Box 3336
     South Hackensack, NJ 07606-1936

     Please include your daytime telephone number.


     Send Optional Cash Investments to:

     National Fuel Shareholder Services
     Optional Cash Investments
     P.O. Box 382009
     Pittsburgh, Pa 15250-8009

     Make check or money order payable to National Fuel Gas
Company in U.S. dollars. The transaction stub from the bottom of your statement must be included with your investment.


ENROLLMENT

     You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

     If you do not currently own any National Fuel stock, you can join the Plan by making an initial investment of at least $1,000, but not more than $120,000. You can get started in the Plan by returning a completed Enrollment Form to National Fuel Shareholder Services along with your check or money order payable to National Fuel Gas Company. A $10 enrollment fee and applicable trading fees will be deducted from your initial investment. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement mailed to you. (See "Purchase of Shares for the Plan" on page 9.)

     If you already own National Fuel stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to National Fuel Shareholder Services. If you have been participating in National Fuel's Dividend Reinvestment and Stock Purchase Plan or National Fuel's Customer Stock Purchase Plan, you will be automatically enrolled in the National Fuel Direct Stock Purchase and Dividend Reinvestment Plan and need not send in an Enrollment Form or take any other action unless you want to make a change.

     If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register some or all of your National Fuel shares directly in your name. You can then get started in the Plan by returning a completed Enrollment Form to National Fuel Shareholder Services.


INVESTMENT OPTIONS

     Once enrolled in the Plan, you have the following choices:

DIVIDEND REINVESTMENT: You can choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of National Fuel stock. You can change your dividend reinvestment election at any time by notifying National Fuel Shareholder Services. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally 15 to 17 days prior to the payment date.)

     You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit all dividends to you.

     If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

     Full Dividend Reinvestment: Purchase additional shares by reinvesting all of your cash dividends.

     Partial Dividend Reinvestment: If you choose to reinvest less than all of your dividends you must specify the percentage of your shares on which you want the dividends reinvested. You will receive the dividends on the remaining shares, either by check mailed to your address or by direct deposit into your bank account as described below.

DEPOSIT CASH DIVIDENDS ELECTRONICALLY: If you choose partial dividend reinvestment or no dividend reinvestment, you can have all of your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Enrollment Form or notify National Fuel Shareholder Services. Direct Deposit Authorization Forms will be acted upon as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying National Fuel Shareholder Services.

OPTIONAL CASH INVESTMENTS: You can purchase additional shares of National Fuel stock by using the Plan's optional cash investment feature. You must invest at least $100 at any one time and cannot invest more than $120,000 in a calendar year. Interest will not be paid on amounts held pending investment.

     By Check or Money Order: You may make optional cash investments by sending a check or money order payable to National Fuel Gas Company. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement. Mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds.

     By Automatic Withdrawal from your Bank Account: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 23rd day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify National Fuel Shareholder Services in writing to change or terminate automatic withdrawal.


PURCHASE OF SHARES FOR THE PLAN

PURCHASE INTERVALS: The Administrator will make arrangements to use initial and optional cash investments to purchase National Fuel shares as promptly as practical, but at least once each week. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

SOURCE AND PRICING OF SHARES:

     Source of Shares: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by National Fuel from authorized but unissued shares or treasury shares, as determined by National Fuel.

     Shares Purchased in the Open Market: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements. Trading fees incurred by the Plan for purchases paid by National Fuel will be reported to you as taxable income. All fractional shares are calculated to four decimals and are credited to your account.

     Shares Purchased from National Fuel: If the shares are purchased from National Fuel, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the New York Stock Exchange
(NYSE) Composite Transactions listing for the day the shares are purchased.

For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three-day period, beginning on the last business day before the dividend payment date and ending on the first business day after, surrounding the dividend payment date. If there is no trading of National Fuel stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by National Fuel on the basis of such market quotations as it considers appropriate.

TIMING AND CONTROL: Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither National Fuel nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuation in the price of National Fuel stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of National Fuel stock could go up or down before the administrator purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.


SALE OF SHARES FOR THE PLAN

     You can sell any number of shares held in your Plan account, or in book entry form, by notifying National Fuel Shareholder Services. The Administrator will arrange for sales to be made at least weekly. Sales may be made more frequently if volume warrants. The sale price will be the weighted average price of all shares sold for Plan participants during that period. You will receive the proceeds of the sale less a $15 sales transaction fee, a trading fee which is currently $0.12 per share, and any required tax withholdings. (See "Plan Service Fees" on page 13.)

     You can choose to sell your shares through a stockbroker of your choice, in which case you can transfer shares to your stockbroker of record through the Direct Registration System by contacting the Administrator or by requesting a certificate for your shares from National Fuel Shareholder Services. (See "Issuance of Certificates" on page 12.) Keep in mind that you will not receive your certificate until two to three weeks after you request it. You should not sell your shares until you have the certificate in your hands, so that you can deliver the certificate to your buyer within the legally required time (about three days).

     Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.


TIMING AND CONTROL: Because the Administrator will sell the shares on behalf of the Plan, neither National Fuel nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuation in the price of National Fuel stock. That is, if you send in a request to sell shares, it is possible that the market price of National Fuel stock could go down or up before the administrator sells your shares. In addition, you will not earn interest on a sales transaction.


SAFEKEEPING OF YOUR STOCK CERTIFICATES
IN BOOK ENTRY FORM

     Shares of National Fuel stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 14. Any National Fuel shareholder may use the Plan's "safekeeping" service to deposit their National Fuel stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to National Fuel Shareholder Services. (See "Issuance of Certificates" on page 12.)

     To use the safekeeping service, send your certificates to National Fuel Shareholder Services by registered mail with written instructions to deposit them in safekeeping. If you use registered mail, your certificates will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Do not endorse the certificates or complete the assignment section.


GIFTS OR TRANSFERS OF SHARES

     You can give or transfer National Fuel shares to anyone you choose by:

     * Making an initial $1,000 cash investment to establish an account in the recipient's name; or

     * Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $100 nor more than $120,000 per year; or

     *    Transferring shares from your account to the recipient.

     You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. National Fuel Shareholder Services will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option.

     You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the transfer authorization is in fact the registered owner as it appears on the records of the Administrator.

     If you need additional assistance, please call National Fuel
Shareholder Services at (800) 648-8166.


ISSUANCE OF CERTIFICATES

     You can withdraw all or some of the shares from your Plan account by notifying National Fuel Shareholder Services.

     Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request. You should not sell your shares until you have the certificate in your hands, so that you can deliver the certificate to your buyer within the legally required time (about three days).

     Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described previously.


PLAN SERVICE FEES

Enrollment Fee for
  New Investors................... $10.00 per account enrollment
Initial Purchase of Shares........ currently $0.12 per share trading fee
Sale of Shares (partial or full):
  Transaction Fee................. $15.00 per sale transaction
  Trading Fee..................... currently $0.12 per share
Reinvestment of Dividends......... No Charge
Optional Cash Investments via
  Check or Automatic Investment... No Charge
Gift or Transfer of Shares........ No Charge
Safekeeping of Stock
  Certificates.................... No Charge
Certificate Issuance.............. No Charge
Returned Checks
  (insufficient funds, etc.)...... $25.00 per check
Duplicate Statements
  Current year.................... No Charge
  Prior year(s)................... $20.00 fee per statement
                                   request

     The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

TRACKING YOUR INVESTMENTS

     If you participate in dividend reinvestment, National Fuel Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

     If you do not participate in dividend reinvestment, National Fuel Shareholder Services will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, National Fuel Shareholder Services will mail you an annual statement of your holdings.

     Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

     You should notify National Fuel Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.


U.S. FEDERAL INCOME TAX INFORMATION

     The following summary is based upon interpretations of current federal tax law. It is important for you to consult your own tax advisers to determine particular tax consequences, including state income tax (and other taxes, such as stock transfer tax) consequences, which vary from state to state and which may result from participation in the Plan and subsequent disposition of shares acquired pursuant to the Plan. If you reside outside the United States, income tax consequences will vary depending upon the jurisdiction in which you reside.

     Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by National Fuel on your behalf for purchases of shares.

     The amount of the cash dividends reinvested by you will be taxable as a dividend to the extent of National Fuel's current or accumulated earnings and profits. To the extent the distribution is in excess of National Fuel's current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the distribution in excess of your tax basis will be taxable as gain realized from the sale of its shares.

     Shares acquired through the Plan will have a tax basis equal to the amount of the cash dividend reinvested in such shares.

     You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

     The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional shares and the tax basis thereof.

     If you fail to provide certain federal income tax certifications in the manner required by law, dividends, proceeds from the sale of fractional shares and proceeds from the sale of shares held for your account will be subject to federal income tax withholding at the rate of 31%. If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain shareholders (including most corporations) are, however, exempt from the above withholding requirements.

     If you are a foreign shareholder whose dividends are subject to federal income tax withholding at the 30% rate (or a lower treaty rate), if applicable, the appropriate amount will be withheld and the balance in shares will be credited to your account.

MISCELLANEOUS

Available Information/Incorporation of
Documents by Reference

     National Fuel files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information National Fuel files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. National Fuel's SEC filings are also available to the public from commercial document retrieval services, and at the website maintained by the SEC at www.sec.gov.

     The SEC allows National Fuel to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

     (a)  Annual Report on Form 10-K for the year ended
September 30, 1998;

     (b)  Quarterly Reports on Form 10-Q for the quarters ended
December 31, 1998, March 31, 1999 and June 30, 1999;

     (c) Description of National Fuel's common stock contained in its Registration Statement No. 333-74887 on Form S-4; and

     (d)  Description of National Fuel's Common Stock Purchase
Rights contained in its Registration Statement on Form 8-A filed on June 14, 1996, as amended by its Form 8-A/A filed on April 30, 1999.

     Upon request National Fuel will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to National Fuel Investor Relations, 10 Lafayette Square, Room 1000, Buffalo, NY 14203 (Telephone: 716-857-6987).

     You should rely only on the information incorporated by reference or provided in this Prospectus or in any Prospectus supplement. National Fuel has authorized no one to provide you with different information. National Fuel is not making an offer to sell stock in any state or country where the offer is not permitted.

     You should not assume that the information in this Prospectus or a Prospectus supplement is accurate as of any date other than the date on the front of the document.


Stock Splits, Stock Dividends and Other Distributions

     In the event dividends are paid in National Fuel common stock, or if National Fuel common stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.


Voting of Proxies

     National Fuel will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return your signed proxy card or otherwise cast your vote in accordance with the instructions in the proxy package, none of your shares will be voted.


Responsibility of Administrator and
National Fuel Gas Company

     Neither National Fuel Gas Company nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

     * For failure to terminate your account upon your death prior to receiving written notice of such death; or

     * Relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

     * For any fluctuation in the market value after purchase or sale of shares.

     The payment of dividends is at the discretion of National Fuel's Board of Directors and will depend upon future earnings, the financial condition of National Fuel Gas Company and other factors. The Board may change the amount and timing of dividends at any time without notice.

     Neither National Fuel Gas Company nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.


Legal Matters

     Stryker, Tams & Dill LLP has given its opinion regarding the legality of the common stock covered by this Prospectus.
Stryker, Tams & Dill LLP and Richards, Layton & Finger, P.A. have given their opinions regarding the legality and binding effect of the common stock purchase rights appurtenant to the common stock covered by this Prospectus.


Plan Modification or Termination

     National Fuel reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. National Fuel and the Administrator also reserve the right to change any administrative procedures of the Plan.


Change of Eligibility; Termination

     National Fuel reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, National Fuel Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. National Fuel Shareholder Services will issue a certificate to you upon written request.

Foreign Participation

     If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. National Fuel reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.


Experts

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of National Fuel Gas Company for the year ended September 30, 1998 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP; independent accountants, given on the authority of said firm as experts in auditing and accounting.

     National Fuel's Annual Report on Form 10-K includes information relating to oil and natural gas reserves of Seneca
Resources Corporation, a wholly-owned subsidiary of National
Fuel. Ralph E. Davis Associates, Inc., as experts in petroleum engineering, have issued an audit report regarding that information.

National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203



















[GRAPHIC OMITTED]    [LOGO]
                    -----------------------
                    www.nationalfuelgas.com        32,000 8/99

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission
          Registration Fee                       $12,745

          New York Stock Exchange Listing Fee     14,750

          Legal Fees and Expenses                  7,500*
                                             _____________

          Accountants Fees and Expenses            5,000*

          Printing and Engraving Expense          24,000*

          Mailing Expenses                        17,000*

          Miscellaneous                           11,000*
                                             ______________
          Total                                  $91,995*
                                             ==============
          * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article Ninth of the Company's Restated Certificate of
Incorporation provides as follows:

          "No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto.

          Article II, Paragraph 8 of the By-Laws of the Company provides as follows:

          "A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.

          B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

          C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

          Section 14A:3-5 of the New Jersey Statutes Annotated provides:

      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(1)  As used in this section,

          (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "Expenses" means reasonable costs, disbursements and counsel fees;

          (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

          (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

          (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

(3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

(4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

(5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

          (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

          (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

          (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

(6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

(7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

               (i)  may award indemnification to the extent
          authorized under subsections 14A:3-5(2) and
          14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5);
          and

              (ii)  may allow reasonable expenses to the
          extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     (b)  Application for such indemnification may be made

               (i)  in the civil action in which the
          expenses were or are to be incurred or other amounts were or are to be paid; or

               (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

     The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in a breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

(9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

(10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

(11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

(12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

Item 16.  EXHIBITS

     See Exhibit Index

Item 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 20th day of August, 1999.


                              NATIONAL FUEL GAS COMPANY


                              By:  /s/ B.J. Kennedy
                                 _______________________________
                                   B.J. Kennedy
                                   Chairman of the Board
                                   and Chief Executive Officer


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors, of National Fuel Gas Company (the "Company") hereby severally constitute Philip C. Ackerman and James R. Peterson, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title               Date

/s/ B.J. Kennedy         Chairman of    August 20, 1999
_____________________    the Board,
B.J. Kennedy             Chief Executive
                         Officer and
                         Director

/s/ P.C. Ackerman        President      August 20, 1999
_____________________    (Principal
P.C. Ackerman            Financial
                         Officer) and
                         Director

/s/ R.T. Brady           Director       August 20, 1999
_____________________
R.T. Brady


/s/ J.V. Glynn           Director       August 20, 1999
_____________________
J.V. Glynn

/s/ W.J. Hill            Director       August 20, 1999
_____________________
W.J. Hill

/s/ B.S. Lee             Director       August 20, 1999
_____________________
B.S. Lee

/s/ E.T. Mann            Director       August 20, 1999
_____________________
E.T. Mann

/s/ G.L. Mazanec         Director       August 20, 1999
_____________________
G.L. Mazanec

/s/ G.H. Schofield       Director       August 20, 1999
_____________________
G.H. Schofield

/s/ J.P. Pawlowski       Treasurer and  August 20, 1999
_____________________    Principal
J.P. Pawlowski           Accounting
                         Officer

                          Exhibit Index


Exhibit
Number                        Description of Exhibit

4-1 Restated Certificate of Incorporation of National Fuel Gas Company, dated September 21, 1998 (Incorporated by Reference to Exhibit 3.1, Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880).

4-2                      Bylaws of the Company, as amended
                         through September 17, 1998 (Incorporated by Reference to Exhibit 3.2, From 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880).

4-3 Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to
                         Exhibit 2(b) in File No. 2-51796).


4-4 Third Supplemental Indenture dated as of December 1, 1982, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(a)(4) in File
                         No. 33-49401).

4-5 Tenth Supplemental Indenture dated as of February 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-
                         3880).

4-6 Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-
                         3880).

4-7 Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by

                         Reference to Exhibit 4(c), Form 8-K
                         dated June 18, 1992 in File No. 1-3880).

4-8 Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to
                         Exhibit 4(a)(14) in File No. 33-49401).

4-9 Fourteenth Supplemental Indenture dated as of July 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to
                         Exhibit 4.1, Form 10-K for fiscal year
                         ended September 30, 1993 in File No. 1-
                         3880).

4-10 Fifteenth Supplemental Indenture dated as of September 1, 1996, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Incorporated by Reference to
                         Exhibit 4.1, Form 10-K for fiscal year
                         ended September 30, 1996 in File No. 1-
                         3880).

4-11 Amended and Restated Rights Agreement, dated as of April 30, 1999, between the Company and HSBC Bank USA, which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (Incorporated by Reference to Exhibit 99.2 to Form 8-A/A dated April 30, 1999, in File No. 1-
                         3880).

5                        Opinion of Stryker, Tams & Dill LLP

5-1                      Opinion of Richards, Layton & Finger, P.A.

23-1                     Consent of PricewaterhouseCoopers LLP.

23-2                     Consent of Ralph E. Davis Associates, Inc.

23-3                     Consent of Stryker, Tams & Dill LLP
                         (included in Exhibit 5)

23-4                     Consent of Richards, Layton & Finger,
                         P.A. (included in Exhibit 5-1)

24 Power of Attorney (included on signature page hereof)

                            EXHIBIT 5


              [STRYKER, TAMS & DILL LLP LETTERHEAD]



                                   August 20, 1999



National Fuel Gas Company
10 Lafayette Square
Buffalo, New York  14203

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "SEC") by National Fuel Gas Company ("Company") under the Securities Act of 1933, as amended ("Act"), pursuant to which the Company intends to register 1,000,000 shares of its common stock, $1.00 par value per share (the "Stock"), and the 1,000,000 common stock purchase rights ("Rights") appurtenant thereto, for offer, issuance and sale in connection with its Direct Stock Purchase and Dividend Reinvestment Plan ("Plan"), we are of the opinion that:

     1. Your Company is a corporation duly incorporated and validly existing under the laws of the State of New
          Jersey.

     2. All action necessary to make the Stock, insofar as it consists of authorized but unissued Stock, validly issued, fully paid and non-assessable will have been taken, provided that:

          A. An SEC order pursuant to the Public Utility Holding Company Act of 1935, as amended, relating to the authorized but unissued Stock and the related Rights, shall have become and remain effective; and

          B. The authorized but unissued Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement and the Plan.

     3. The Rights Agreement, dated as of June 12, 1996, between the Company and Marine Midland Bank, as Rights Agent, as amended and restated by the Amended and Restated Rights Agreement, dated as of April 30, 1999 (as amended and restated, the "Rights Agreement"), between the Company and HSBC Bank USA (formerly known as "Marine Midland Bank"), as Rights Agent (the "Rights Agent"), has been duly authorized, executed and delivered by the Company and, assuming due authorization, has been duly executed and delivered by the Rights Agent and, to this extent, is a legal and valid agreement binding upon the Company under applicable New Jersey law.

     4. The Rights, when issued as contemplated by the Registration Statement and in accordance with the respective terms of the Rights Agreement and the Plan, will be legally and validly issued.

          The opinions set forth in paragraphs 3 and 4 hereof are limited to (i) the legality, validity and binding effect of the Rights Agreement on the Company and (ii) the legal and valid issuance of the Rights, in each case under the applicable laws of the State of New Jersey. In this connection, we have not been asked to express and, accordingly, do not express any opinion herein with respect to any other aspect of the Rights or to the binding effect or enforceability of the Rights Agreement under Delaware law, the law chosen under Section 32 of the Rights Agreement as the governing law for these purposes. In this latter connection, we understand that you are relying upon the opinion, dated the date hereof, of Messrs. Richards, Layton & Finger, Delaware counsel. We have furnished a copy of this opinion to such Delaware counsel who is entitled to rely upon the opinions expressed herein to the same extent as if this opinion had been expressly addressed to such counsel.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                              Very truly yours,

                              /s/ STRYKER, TAMS & DILL LLP

                              STRYKER, TAMS & DILL LLP



















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                           EXHIBIT 5-1


             [RICHARDS, LAYTON & FINGER LETTERHEAD]



                              August 20, 1999



National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203

Ladies and Gentlemen:

          You have requested our opinion, as special Delaware counsel, to National Fuel Gas Company, a New Jersey corporation (the "Company"), in connection with the Amended and Restated Rights Agreement dated as of April 30, 1999 (the "Agreement") between the Company and HSBC Bank USA, as Rights Agent (the "Rights Agent"), pursuant to which the Company has issued, as a dividend on its outstanding Common Stock, par value $1.00 per share (the "Common Stock"), rights (the "Rights") to purchase shares of Common Stock, upon the terms and subject to the conditions set forth in the Rights Agreement. In this regard, you have requested our opinion as to certain matters of Delaware law. Unless otherwise defined herein, the initially capitalized terms used herein are used as defined in the Agreement.

          In connection with our opinion as expressed herein, we have been furnished and reviewed a copy of the Agreement and the opinion of Stryker, Tams & Dill LLP dated August 20, 1999 (the "STD Opinion"), and such other documents as we have deemed necessary or appropriate to render our opinion as expressed herein. We assume for purposes of our opinion as expressed herein that the copy of the Agreement submitted for our review is a true and complete copy and conforms to the original of the Agreement, that all signatures are genuine, and that the Agreement has not been or will not be altered, amended or repealed in any respect material to our opinion as expressed herein. We have assumed for purposes of our opinion as expressed herein and in reliance upon the STD Opinion that there exists no provision of the certificate of incorporation of the Company (the "Certificate") or by-laws of the Company (the "By-laws") or of any other document of or relating to the Company which is contrary to or inconsistent with our opinion as expressed herein. We have also assumed for purposes of our opinion as expressed herein and in reliance upon the STD Opinion that (i) the Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of New Jersey, (ii) the initial issuance of Rights as a dividend on then-outstanding shares of Common Stock and any subsequent issuance of the Rights by the Company was duly authorized and has been and will be accomplished in accordance with the provisions of the Agreement and in compliance with the laws of the State of New Jersey,
(iii) the Agreement is a legal, valid and binding agreement of the Rights Agent and is enforceable against the Rights Agent, and
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National Fuel Gas Company
August 20, 1999
Page 2


(iv) the Agreement has been duly adopted, authorized, executed and delivered by the Company and is a legal and valid agreement binding upon the Company, enforceable against the Company in accordance with its terms under all applicable New Jersey law.
We have not, for purposes of rendering our opinion as expressed herein, conducted any independent factual investigation of our own, but rather we have relied solely upon the facts and statements set forth in the Agreement, and the additional matters recited or assumed herein, all of which we assume to be true, accurate and complete in all material respects.

                          The Agreement

          Pursuant to the Agreement, one Right was issued as a dividend on each outstanding share of Common Stock, and Rights have subsequently been issued by the Company upon subsequent issuances of shares of Common Stock. Upon becoming exercisable, subject to adjustment and prior to the occurrence of an event described in the next following paragraph, each Right will entitle the holder thereof to purchase one-half of a share of Common Stock. The Rights will become exercisable, subject to deferral thereof under certain circumstances, if a Person or group, subject to certain exceptions, becomes the Beneficial Owner of 10% or more of the outstanding Common Stock (thereby becoming an "Acquiring Person"). The board of directors of the Company (the "Board") is entitled to redeem the Rights for a nominal amount at any time prior to the time that any Person first becomes an Acquiring Person.

          The Agreement further provides that, in the event (a "Flip-In Event") a Person or group becomes an Acquiring Person, then each Right (other than Rights owned by the Acquiring Person and/or related parties or certain transferees thereof, which Rights will thereupon become null and void) will entitle its holder to purchase, at the adjusted Purchase Price, shares of Common Stock having a market value of twice such adjusted Purchase Price or, in the absence of sufficient shares of Common Stock to permit such exercise in full, Common Stock Equivalents having substantially the same value. In addition, from and after the time that any Person becomes an Acquiring Person, if the Company merges into another corporation or is involved in a merger or combination with another Person in which any of the Common Stock is changed or converted, or if the Company sells 50% or more of its assets or earning power to another Person, each Right will entitle its holder to purchase, at the adjusted Purchase Price, shares of common stock of the Principal Party having a market value equal to twice the adjusted Purchase Price (the "Flip-Over Provisions").

                        The Delaware Law

          While the Company is incorporated under the laws of the State of New Jersey, the Agreement is substantially similar to

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National Fuel Gas Company
August 20, 1999
Page 3


agreements which have been adopted by Delaware corporations.
Section 157 of the General Corporation Law, 8 Del. C. Section 157, authorizes the creation and issuance of rights entitling the holders thereof to purchase from the corporation any shares of its capital stock on such terms and conditions as shall be stated in the certificate of incorporation or in any resolution adopted by the board of directors providing for the creation and issuance of such rights.

          In Moran v. Household International Inc., 500 A.2d 1346 (Del. 1985), the Delaware Supreme Court held that Section 157 of the General Corporation Law provides statutory authority for a board of directors to issue rights containing provisions similar to the Flip-Over Provisions and that the business judgment rule applied to the adoption by the board of directors of Household International of a rights dividend plan as a preplanned defensive mechanism. The Court found that the rights dividend issued by Household had a rational corporate purpose in view of Household's reasonably perceived vulnerability to unfair or coercive takeovers generally, and, accordingly, that the issuance of rights containing provisions similar to the Flip-Over Provisions was a legitimate exercise of the business judgment of the Household directors under the facts presented. In so holding, the Court stated: "The Directors adopted the Plan in the good faith belief that it was necessary to protect Household from coercive acquisition techniques. The Board was informed as to the details of the Plan. In addition, Household has demonstrated that the Plan is reasonable in relation to the threat posed."
500 A.2d at 1357.

          In Revlon, Inc. v. MacAndrews & Forbes Holdings, Inc., 506 A.2d 173 (Del. 1986), relying on its holding in Household and on the general powers provisions of Section 122(13) of the General Corporation Law, 8 Del. C. Section 122(13), the Delaware Supreme Court upheld the initial adoption by the board of directors of Revlon of a rights plan which, like the Bargain Purchase Provisions, discriminated against an acquiring person. There, in the face of an impending hostile takeover bid at a price which the Revlon board reasonably determined was grossly inadequate, the Board adopted a rights plan which gave all stockholders, other than the acquiring person, the right to put their shares back to the corporation for securities having a value substantially in excess of the market value of their shares. The Court found that, under the circumstances presented, "the board acted in good faith and upon reasonable investigation" and that "it cannot be said that the Rights Plan as employed was unreasonable, considering the threat posed". 506 A.2d at 181.

          The Household and Revlon decisions, and the subsequent decisions of the Delaware courts relying on those cases, clearly support the application of the business judgment rule to the adoption of a rights plan such as the Agreement, if the board of

National Fuel Gas Company
August 20, 1999
Page 4


directors acts in good faith and on an informed basis and if the provisions of the plan are reasonable in relation to the threat posed to the corporation.

                             Opinion

          Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that a particular issue arising under the Agreement relates to the internal affairs of the Company, in which case a court of the State of Delaware might, in accordance with the "internal affairs doctrine," apply the laws of the State of New Jersey to such issue.

          The foregoing opinion is subject to the following limitations, exceptions and qualifications:

          A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. Section 7301 et seq., or any rules or regulations promulgated thereunder.

          B. Our opinion as set forth above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the discretion of the court before which any proceeding in respect of the Agreement or the transactions contemplated thereby may be brought.

          C. For purposes of our opinion as expressed herein, we have assumed that, (i) the application of Delaware law to the Agreement would not be contrary to a fundamental policy of a jurisdiction (other than the State of Delaware) which (a) would be the jurisdiction of applicable law in the absence of an effective choice of law, and (b) has a materially greater

National Fuel Gas Company
August 20, 1999
Page 5


interest than Delaware in the determination of any particular issue relating to the Agreement, and (ii) the transactions described in, and relating to, the Agreement have a substantial and reasonable relationship with Delaware and there is a reasonable basis for the choice of Delaware law to govern each of the Agreement.

          D. The foregoing opinion does not address any subsequent action or inaction by the Board with respect to or affecting the Agreement, including, without limitation, any decision by the Board relating to redemption or exchange of the Rights, or amendment of the terms of the Agreement, which would be judged in light of the relevant facts, circumstances and legal precedents applicable at that time.

          We understand that this opinion may be filed with the Securities and Exchange Commission in connection with the Company's registration of shares of Common Stockto be issued in connection with the Company's Direct Stock Purchase and Dividend Reinvestment Plan, and that we are named in the Registration Statement of the Company in connection therewith. We hereby expressly consent to such reliance, filing, and use of our name as counsel in such Registration Statement. However, in giving the foregoing consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules or regulations of the Securities and Exchange Commission thereunder. Except as set forth in the two immediately preceding sentences, the foregoing opinion is rendered solely for your benefit and for the benefit of the holders of the Rights in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you or the holders of the Rights for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

                              Very truly yours,

                              /S/RICHARDS, LAYTON & FINGER, P.A.

                          EXHIBIT 23-1



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
October 27, 1998 relating to the financial statements and financial statement schedule, which appears in National Fuel Gas
Company's Annual Report on Form 10-K for the year ended
September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
August 20, 1999

                          EXHIBIT 23-2


                 Ralph E. Davis Associates, Inc.
                 _______________________________

              Consultants-Petroleum and Natural Gas
                 3555 Timmons Lane - Suite 1105
                      Houston, Texas  77027
                         (713) 662-8955


                       CONSENT OF ENGINEER
                       ___________________

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of National Fuel Gas Company of our audit report dated October 19, 1998 and our estimate dated October 1, 1998, which appear in the National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                              RALPH E. DAVIS ASSOCIATES, INC.


                              /s/ Allen C. Barron
                              ___________________________________
                              Allen C. Barron, P.E.
                              Vice President


Houston, Texas
August 20, 1999
























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